                                                                     Exhibit 4.2




            SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
            -------------------------------------------------------


     This Second Amended and Restated Investors' Rights Agreement (this "Agreement") is made and entered into as of April 30, 1999 by and among Cobalt Networks, Inc. (the "Company"), the undersigned holders of capital stock or warrants to purchase capital stock of the Company (the "Investors"), and the undersigned purchasers of Series C Preferred Stock of the Company (the "Purchasers"). The Investors, other holders of registration and other rights under the Prior Agreement (as defined below), and the Purchasers are sometimes
collectively referred to as the "Shareholders".   The names of the Investors and
the Purchasers are set forth on the Schedule of Investors and Purchasers attached hereto as Schedule A.

                                   RECITALS:
                                   --------

          A. The Company will issue to the Purchasers an aggregate of up to 9,813,507 shares of Series C Preferred Stock pursuant to a Series C Preferred Stock Purchase Agreement dated as of April 30, 1999 (the "Series C Agreement").

          B. The Purchasers have required that certain registration and other rights be granted to them with respect to the securities of the Company to be acquired.

          C. The Investors hold a majority of the shares of Series A Preferred Stock of the Company, or warrants to purchase shares of Series A Preferred Stock and Series B Preferred Stock of the Company, enjoying certain registration rights and rights regarding receipt of information pursuant to an Amended and Restated Investors' Rights Agreement dated as of July 2, 1998 (the "Prior Agreement"). The Investors wish to terminate all rights under the Prior Agreement and have such rights superseded in their entirety by the rights provided under this Agreement and wish to have this Agreement supersede and replace the Prior Agreement in its entirety.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties agree as follows:

     1.   Restrictions on Transfer; Registration Rights.
          ---------------------------------------------

          1.1  Definitions.  As used herein:
               -----------

               (a) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of the effectiveness of such registration statement.

               (b) For the purposes hereof, the term "Registrable Securities" means shares of (i) any and all Common Stock of the Company issued or issuable upon conversion of shares of the Series A Preferred Stock of the Company issued pursuant to the Series A Preferred Stock Purchase

Agreement dated as of August 29, 1997 between the Company and the parties thereto, which have not been previously resold to the public in a registered public offering, (ii) any and all Common Stock of the Company issued or issuable upon conversion of up to 163,500 shares of the Series A Preferred Stock of the Company issued or issuable upon exercise of the warrants to purchase shares of Series A Preferred Stock listed on Exhibit A, which have not been previously resold to the public in a registered public offering, (iii) any and all Common Stock of the Company issued or issuable upon conversion of shares of the Series B Preferred Stock of the Company issued pursuant to the Series B Preferred Stock Purchase Agreement dated July 2, 1998, which have not been previously resold to the public in a registered public offering, (iv) any and all Common Stock of the Company issued or issuable upon conversion of up to 41,612 shares of the Series B Preferred Stock of the Company issued or issuable upon exercise of certain warrants issued in connection with the sale of the Series B Preferred Stock (the "Bridge Financing Warrants"), which have not been previously resold to the public in a registered public offering, (v) any and all Common Stock of the Company issued or issuable upon conversion of up to 320,945 shares of the Series C Preferred Stock of the Company issued or issuable upon exercise of certain warrants issued in connection with the sale of the Series C Preferred Stock (the "C Bridge Financing Warrants"), which have not been previously resold to the public in a registered public offering, (vi) any and all Common Stock of the Company issued or issable upon exercise of certain warrants issued to the placement agent of the Company in connection with the sale of the Series C Preferred Stock (the "Placement Agent's Warrants"), (vii) any and all Common Stock of the Company issued or issuable upon conversion of shares of the Series C Preferred Stock of the Company issued pursuant to the Series C Agreement, which have not been previously resold to the public in a registered public offering, (viii) stock issued with respect to or in any exchange for or in replacement of stock included in subparagraphs (i), (ii), (iii), (iv), (v),
(vi), (vii) and (viii) above which have not been previously resold to the public in a registered public offering, and (ix) stock issued in respect of the stock referred to in (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above as a result of a stock split, stock dividend or the like, which have not been previously resold to the public in a registered public offering.

          (c) The terms "Holder" or "Holders" mean any person or persons to whom Registrable Securities were originally issued and who execute this Agreement or qualifying transferees under Section 3 hereof who hold Registrable Securities.

          (d) The term "Initiating Holders" means any Holder or Holders of in the aggregate at least 40% of the Registrable Securities which have not been previously resold to the public in a registered public offering.

          (e) The term "Majority Participating Holders" means Holders of a majority of Registrable Securities proposed to be included in any particular registration.

     1.2  Requested Registration.
          ----------------------

          (a)  Request for Registration.  In case the Company shall receive from
               ------------------------
the Initiating Holders a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

               (i) within ten (10) days after its receipt thereof give written notice of the proposed registration to all other Holders; and

               (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, preparation of a registration statement and prospectus complying

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     as to form with the requirements of the Securities Act, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders'
     Registrable Securities as is specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company;

     provided, that the Company shall not be obligated to take any action to effect such registration pursuant to this Section 1.2:

                    (A) Prior to the earlier of (1) June 30, 2001 or (2) six months following the effective date of the Company's first registered offering to the general public of its securities for its own account; or

                    (B) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration; or

                    (C) After the Company has effected two such registrations pursuant to this subsection 1.2(a) and such registration has been declared or ordered effective for the period set forth in Section 1.6(a); or

                    (D) If the Registrable Securities to be registered have an anticipated offering price to the public of less than $10,000,000.

Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within ninety (90) days after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to such Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would materially interfere with the Company and its business for such registration statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall be entitled to delay the filing of such registration statement not more than once for an additional period of up to one hundred twenty (120) days.

          (b)  Underwriting.  If the Majority Participating Holders intend to
               ------------
distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a)(i). The right of any Holder to registration pursuant to Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Holders participating in such registration, provided, however, that the managing underwriter shall be approved by

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the Company, which approval shall not be unreasonably withheld. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Majority Participating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Majority Participating Holders shall so advise all Holders of Registrable Securities who have elected to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders. If any Holder of Registrable Securities disapproves of the terms of the underwriting, he may elect to withdraw therefrom by written notice to the Company, the underwriter and the Majority Participating Holders. Any Registrable Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation or withdrawn from such underwriting shall be withdrawn from such registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of employees and other holders, at the Company's sole discretion) in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited by the underwriter.

          1.3  Company Registration.
               --------------------

               (a)  Right to Include. If at any time or from time to time the
                    ----------------
Company proposes to register any of its securities for its own account or the account of any of its shareholders other than the Holders (other than a registration relating solely to employee stock option or purchase plans, or a registration relating solely to an SEC Rule 145 transaction, or a registration on any other form, (other than Form S-1, S-2, S-3, SB-2 or any successor to such form) which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), the Company will:

                    (i)  promptly give to each Holder written notice thereof;
     and

                    (ii) include in such registration (and any related qualification under blue sky laws or other compliance with applicable laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within twenty
     (20) days after receipt of such written notice from the Company by any Holder or Holders to be included in any such registration, except as set forth in subsection 1.3(b) below.

               (b)  Underwriting. If the registration of which the Company gives
                    ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 1.3(a)(i). In such event the right of any Holder to registration pursuant to Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting (i) completely, in the case of the Company's initial public offering, or (ii) to not less than 20% of the shares to be included in any other registration that is solely for the account of the Company; provided, that in each case, the registration does not include shares of any other selling shareholder In the event of a cutback by the underwriters of the number of Registrable Securities to be included in the registration and underwriting, the Company shall advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all of such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          1.4  Form S-3.  After its initial public offering, the Company shall
               --------
use its best efforts to qualify for registration on Form S-3 or any comparable or successor form. After the Company has qualified for the use of Form S-3, Holders of the outstanding Registrable Securities shall have the right to request unlimited registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of Shares by such Holders), subject only to the following:

               (a) The Company shall not be required to effect a registration pursuant to this Section 1.4 within one hundred twenty (120) days of the effective date of any registration referred to in Sections 1.2 or 1.3 above.

               (b) The Company shall not be required to effect a registration pursuant to this Section 1.4 unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $1,500,000.

               (c)  The Company shall not be required to effect more than two
(2) registrations pursuant to this Section 1.4 in any consecutive twelve (12) month period.

          The Company shall promptly give written notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 1.4 and shall provide a reasonable opportunity for other Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of subsection 1.2(b) shall apply to all participants in such offering. Subject to the foregoing, the Company will use its best efforts to effect as promptly as practicable the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition; provided, however, that if the Company shall furnish to such Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgement of the Board of Directors it would materially interfere with the Company and its business for such registration statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall be entitled to delay the filing of such registration statement for such a period that the Board determines in good faith to be necessary, which in no event shall exceed, one hundred twenty
(120) days. Any registration pursuant to this Section 1.4 shall not be counted as a registration pursuant to Section 1.2.

          1.5  Expenses of Registration.  All expenses incurred in connection
               ------------------------
with any registration, qualification or compliance pursuant to this Section 1, including without limitation, all registration, filing and qualification fees, printing expenses, exchange or NASDAQ listing fees, fees and disbursements of counsel for the Company and fees and expenses of any special audits incidental to or required by such registration, shall be borne by the Company except as follows:

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

          (a) The Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Section 1.2 or 1.4, the request for which has been subsequently withdrawn by the Majority Participating Holders (other than as a result of the Company's deferral, in which such case, such expenses shall be borne by the Holders requesting such withdrawal); provided, however, that in lieu of paying such expenses the Majority Participating Holders may elect to forfeit their right to request one registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal the Holders have learned of a material adverse change in the business, condition or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such change, then the Holders shall not be required to pay any such expenses and shall retain their rights to such registration pursuant to Section 1.2.

          (b) The Company shall not be required to pay fees of legal counsel of a Holder except for a single counsel acting on behalf of all selling Holders (which counsel shall also be counsel to the Company unless counsel to the Company has a conflict of interest with respect to the representation of any selling Holder or the underwriters object to the selling Holders' representation by Company counsel).

          (c) The Company shall not be required to pay underwriters' fees, discounts or commissions relating to the Registrable Securities.

     1.6  Registration Procedures.  In the case of each registration,
          -----------------------
qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

          (a) Keep such registration, qualification or compliance pursuant to Sections 1.2, 1.3 or 1.4 effective for a period of one hundred eighty (180) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

          (d) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such United States jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

          (f)  Cause all such Registrable Securities registered under this
Section 1 to be listed on each securities exchange or reporting system on which similar securities issued by the Company are then listed; and

          (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with such registration, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective,
(i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     1.7  Indemnification.
          ---------------

          (a) The Company will indemnify and hold harmless each Holder of Registrable Securities, each of its officers, directors and partners, and each person controlling such Holder, with respect to which such registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary or final prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company relating to action or inaction required of the Company in connection with the Securities Act, any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and will reimburse (on an as incurred basis) each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable to a Holder to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by such Holder specifically for use therein and will not be liable to an underwriter to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by such underwriter specifically for use therein, and provided further that the agreement of the Company to indemnify any

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underwriter and any person who controls such underwriter contained herein with respect to any such preliminary prospectus shall not inure to the benefit of any underwriter, from whom the person asserting any such claim, loss, damage, liability or action purchased the stock which is the subject thereof, if at or prior to the written confirmation of the sale of such stock, a copy of the prospectus (or the prospectus as amended or supplemented) was not sent or delivered to such person, excluding the documents incorporated therein by reference, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the prospectus (or the prospectus as amended or supplemented).

          (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) by such Holder of a material fact contained in any preliminary or final prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance or based on any omission (or alleged omission) by such Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse (on an as incurred basis) the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) by such Holder or omission (or alleged omission) by such Holder is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder specifically for use therein, and provided further that the agreement of such Holder to indemnify any underwriter and any person who controls such underwriter contained herein with respect to any such preliminary prospectus shall not inure to the benefit of any underwriter, from whom the person asserting any such claim, loss, damage, liability or action purchased the stock which is the subject thereof, if at or prior to the written confirmation of the sale of such stock, a copy of the prospectus (or the prospectus as amended or supplemented) was not sent or delivered to such person, excluding the documents incorporated therein by reference, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the prospectus (or the prospectus as amended or supplemented). Notwithstanding the foregoing, in no event shall the indemnification provided by any Holder hereunder exceed the gross proceeds received by such Holder for the sale of such Holder's securities pursuant to such registration.

          (c) Each party entitled to indemnification under this Section 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual know ledge of any claim as to which indemnity may be sought. The Indemnified Party shall promptly permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably be withheld). The Indemnified Party may participate in such defense and hire counsel at such party's own expense (or at the Indemnifying Party's expense, in the event that a conflict of interest exists between Indemnifying Party's counsel and the Indemnified Party's counsel). The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless, and only to the extent that, such failure is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Any Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense of any claim or litigation brought against such Indemnified Party.

     If the indemnification provided for in this Section 1.7 is for any reason not available to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as will as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          1.8  Lock-Up Provision.  Upon receipt of a written request by the
               -----------------
Company or by its underwriters, the Holders shall not sell, sell short, grant an option to buy, or otherwise dispose of shares of the Company's Common Stock or other securities convertible into or exchangable for the Company's Common Stock, in each case where such securities have been acquired by the Holders prior to the initial registration of the Company's Common Stock (except for any such shares included in the registration) for a period of one hundred eighty (180) days following the effective date of the initial registration of the Company's securities (other than any transfer of shares as a bona fide gift or gifts, or by will or intestacy or, if the Holder is a partnership or corporation, any distribution by such partnership or corporation to its partners or shareholders); provided, however, that such Holder shall have no obligation to enter into the agreement described in this Section 1.8 unless all executive officers and directors of the Company and all other Holders and holders of other registration rights from the Company enter into similar agreements. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said one hundred eighty
(180) day period.

          1.9  Information by Holder.  The Holder or Holders of Registrable
               ---------------------
Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

          1.10  Rule 144 Reporting.
                ------------------

               (a) With a view to making available to Holders of Registrable Securities the benefits of certain rules and regulations of the Securities and Exchange Commission (the "SEC") which may permit the sale of the Registrable Securities to the public without registration, at all times after ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public the Company agrees to:

               (i) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 under the Securities Act;

               (ii) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

               (iii) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon such Holder's request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

          1.11  Limitations on Subsequent Registration Rights.  From and after
                ---------------------------------------------
the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2, 1.3 or 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which (i) could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a)(ii)(A) or (ii) would result in the registration of such parties' securities to the exclusion of any securities requested to be included in such registration under Section 1.3 hereof.

          1.12  Termination.  The rights of a Holder under this Agreement shall
                -----------
terminate on the earlier of the date on which a Holder can sell all of its Registrable Securities without registration pursuant to Rule 144 within a three
(3) month period, unless at the time the Holder's Registrable Securities represent more than 1% of the outstanding capital stock of the Company or five years following the effective date of the Company's first registered offering to the general public of its securities for its own account.

          1.13  Cooperation of Other Purchasers.  (a) Each Purchaser agrees to
                -------------------------------
cooperate with the Company in all reasonable respects in complying with the terms and provisions of the Sideletter between the Company and Chase Venture Capital Associates, LP, ("Investor"), as amended by the Amendment thereto dated as of the date hereof, a copy of which Sideletter Amendment is attached hereto as Exhibit B, regarding small business matters, including without limitation,
   ---------
voting to approve amending the Company's Articles of Incorporation, the Company's bylaws or this Agreement in a manner reasonably requested by Investor or any Regulated Holder (as defined in the Sideletter) entitled to make such request pursuant to the Sideletter. Anything contained in this Section 1.13 to the contrary notwithstanding, no Purchaser shall be required under this Section
1.13 to take any action that would adversely affect in any material respect such Purchaser's rights under this Agreement or as a shareholder of the Company.

          (b)  Covenant Not to Amend. The Company and each Purchaser agree not
               ---------------------
to amend or waive the voting or other provisions of the Company's Articles of Incorporation, the Company's bylaws or this Agreement if such amendment or waiver would cause any Regulated Holder to have a Regulatory Problem (as defined in the Sideletter), provided that any such Purchaser notifies the Company that it would have a Regulatory Problem promptly after it has notice of such amendment or waiver.

     2.   Covenants of the Company.
          ------------------------

          2.1  Financial Information.  So long as a Shareholder and its
               ---------------------
affiliates (as the term "affiliate" is defined under Regulation D of the Securities Act) continue to hold at least 50,000 shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or shares of Common Stock issued upon conversion of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (collectively, the "Securities"), the Company will furnish the following information to the Shareholder:

               (a)  Annual Financials. As soon as practicable after the end of
                    -----------------
each fiscal year, and in any event within one hundred twenty (120) days thereafter, the Company will provide the Shareholder with consolidated balance sheets of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles, all in reasonable detail, certified by independent public auditors of recognized national standing selected by the Company, and accompanied by management's discussion and analysis thereof.

               (b)  Quarterly Financials. As soon as practicable after the end
                    --------------------
of each fiscal quarter (except the fourth fiscal quarter), and in any event within forty-five (45) days of each fiscal quarter, the Company will provide the Shareholder with consolidated balance sheets of the Company and its subsidiaries, if any, as at the end of such fiscal month or quarter, and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such month or quarter, prepared in accordance with generally accepted accounting principles (except for required footnotes and for minor year-end adjustments), all in reasonable detail, certified by the chief financial officer of the Company and accompanied by management's discussion and analysis thereof.

          2.2  Additional Information.  So long as a Shareholder (together with
               ----------------------
permitted assigns and its affiliates (as the term "affiliate" is defined under Regulation D of the Securities Act) continues to hold at least 2.5% of the Company's outstanding capital stock, such Shareholder shall be entitled to visit and inspect the Company's properties to examine its books of account and to discuss its affairs with management personnel, all at such reasonable times during normal business hours as may be requested by such Shareholder.

          2.3  Observer Rights.  As long as Chase Venture Capital Associates, LP
               ---------------
and its affiliates (as the term "affiliate" is defined in Regulation D of the Securities Act) hold at least 250,000 shares of Preferred Stock, it shall have the right to attend all meetings of the Board of Directors in a nonvoting observer capacity, to receive notice of such meetings and to receive the information provided by the Company to the Board of Directors.

          2.4  Confidentiality of Information.  All information obtained by a
               ------------------------------
Shareholder pursuant to Section 2.1, 2.2 and 2.3 shall be deemed proprietary and confidential to the Company and will not be disclosed by a Shareholder to any person or entity without the prior written consent of the

Company. This restriction shall not apply to information which (a) is previously, or becomes, known to the public, except by breach of this Agreement by such Shareholder or other similar agreement by such Shareholder regarding confidential information, (b) was in Shareholder's possession at the time of disclosure without obligation of confidentiality, (c) was received by the Shareholder from a third party without similar restrictions and, to the knowledge of such Shareholder, without breach of any obligation of confidentiality owed to the disclosing party, (d) was developed independently by the Shareholder without reference to the Company's confidential information, or
(e) which is disclosed pursuant to a governmental regulation or order, provided that prior to disclosure the disclosing party notifies the Company of such proposed disclosure in order to permit the Company to seek confidential treatment of such information.

          2.5  Employee Stock Purchase and Option Agreements.  The Company
               ---------------------------------------------
agrees that it will utilize, in connection with any stock purchase or stock option agreements entered into with officers, directors, employees or consultants pursuant to equity incentive plans adopted by the Board of Directors of the Company, vesting provisions providing in substance that such stock or options shall vest at the rate of 25% of such shares one year after the option grant date (which will be no earlier than the date of hire or appointment) and 1/48th of the shares monthly thereafter; provided, however, such vesting rate may be changed or accelerated if unanimously approved by the Company's Board of Directors. In addition, each such stock purchase or stock option agreement shall contain a "market stand-off" provision, pursuant to which the recipient of stock pursuant to such agreement will agree, upon request, not to sell or otherwise transfer any securities of the Company during a period of up to one hundred eighty (180) days following the effective date of the initial registration statement pursuant to which the Company registers shares of its Common Stock for sale to the public and any other registration statement filed within three (3) years of such initial statement.

          2.6  Directors and Officers Liability Insurance.  The Company shall
               ------------------------------------------
procure and maintain adequate directors and officers liability insurance, to the extent available, for the protection of the Company's directors.

          2.7  Net Worth.  The Company will not suffer or permit Net Worth
               ---------
(defined below) at any time to be less than $1,000,000. "Net Worth" means the excess (as determined in accordance with generally accepted accounting principles) of the value of the assets of the Company (after deducting all applicable valuation reserves) over the liabilities of the Company, all on a consolidated basis as reflected on the books and records of the Company.

          2.8  Special Board of Directors Approval for Joint Ventures. The
               ------------------------------------------------------
approval of two thirds of the members of the Company's Board of Directors shall be required to enter into a joint venture with respect to the Company's business operations.

          2.9  Termination of Covenants.  The Company's obligation to deliver
               ------------------------
the information required under subsections 2.1 (a) and (b) and under Section 2.2 and to provide the rights set forth in subsection 2.3 above shall terminate upon the date on which the Company is required to file a report with the SEC pursuant to Section 13(a) of the Exchange Act by reason of the Company having registered any of its securities pursuant to Section 12(g) of the Exchange Act.

3.   Right to Maintain.
     -----------------

          3.1  "New Securities".  For purposes of this Section 3, the term "New
                --------------
Securities" shall mean shares of Common Stock, Preferred Stock or any other class of capital stock of the Company, whether or not now authorized, securities of any type that are convertible into shares of such capital stock, and options, warrants or rights to acquire shares of such capital stock. Notwithstanding the foregoing, the term "New Securities" will not include (a) securities issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock; (b) securities issued in connection with bona fide equipment lease or working capital debt financings with lending institutions approved by the Company's Board of Directors; (c) securities offered to the public pursuant to a registration statement filed under the Securities Act; (d) securities issued to the sellers of a corporation pursuant to the acquisition of such corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization whereby the Company owns not less than 51% of the voting power of such corporation; (e) up to an aggregate of 805,812 shares of Common Stock (or related options or warrants) issued or issuable at any time to employees or consultants of the Company for compensation purposes, pursuant to any stock offering, plan or arrangement approved by the Board of Directors (which maximum aggregate amount shall be deemed to be increased for purposes of this Section 3.1(e) if any additional issuances above such amount (x) are approved by the Board of Directors with the approval of the directors elected in accordance with Sections 3(b)(i) and (ii) of the Company's Amended and Restated Articles of Incorporation in the first year following the date of this Agreement or (y) are approved by the Board of Directors at any time following the first anniversary of the date of this Agreement); (f) securities issued upon exercise or conversion of options, warrants and other convertible securities outstanding on the date hereof and described in the Series C Agreement or the Schedules thereto; (g) shares of Common Stock or Preferred Stock issued in connection with any stock split, stock dividend or recapitalization by the Company; and (h) any security if holders of at least 66 2/3 % of the outstanding shares of Preferred Stock consent in writing that the rights under this Section 3 shall not apply to such securities.

          3.2  Grant of Rights.
               ---------------

          Subject to the terms specified in this Section 3, the Company hereby grants to each Shareholder the right of first refusal to purchase a portion of any issue of New Securities which the Company hereafter may from time to time propose to issue and sell as shall maintain the Shareholder's pro rata percentage ownership of the Company's capital stock. The "pro rata" percentage ownership of a Shareholder is calculated by dividing (a) the number of shares of Common Stock held by the Shareholder plus the total number of shares of Common Stock issuable upon the conversion of all Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then held by the Shareholder by (b) the total number of shares of Common Stock then outstanding, including shares issuable upon conversion of any Preferred Stock. For the purposes of the last sentence of Section 3.3(a) below, "pro rata share" for a Shareholder electing to purchase New Securities which are unsubscribed by the other Shareholders shall be the percentage calculated by dividing (a) the number of shares of New Securities subscribed for by such participating Shareholder by (b) the total number of shares of New Securities subscribed for by all other participating Shareholders.

          3.3  Procedure.
               ---------

               (a) In the event the Company proposes to undertake an issuance of New Securities, it shall give the Shareholders written notice of its intention, describing the type of New Securities, the proposed purchasers, the price and all other material terms upon which the Company proposes to issue the same. A Shareholder shall have thirty (30) days from the date of receipt of any such notice to agree to purchase up to its pro rata share of such New Securities for the price and upon the terms specified in the Company's notice by giving written notice to the Company to such effect and stating therein the quantity of New Securities to be purchased. In addition, a Shareholder may elect in such thirty (30) day period to purchase its pro rata share (as determined in Section 3.2) of any New Securities which are unsubscribed by the other Shareholders, and this process shall be repeated until all New Securities are subscribed for or no Shareholder wishes to purchase any additional New Securities.

               (b) In the event a Shareholder fails to exercise its right to purchase its pro rata share of the New Securities within such thirty (30) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement to sell any New Securities not purchased by Shareholders exercising their rights at a price and upon terms no more favorable to the purchaser than the terms specified in the Company's notice to the Shareholders, after which ninety (90) day period the Company shall not thereafter sell such New Securities without first offering a portion to the Shareholders in accordance with this
Section 3.

          3.4  Expiration. The rights granted under this Section 3 shall expire
               ----------
as to all Shareholders, upon the closing of a public offering which, under the terms of the Company's Articles of Incorporation as then in effect, shall cause the automatic conversion of all shares of the Company's Preferred Stock into Common Stock.

          3.5  Consent. The Investors, who hold a majority of the outstanding
               -------
shares of Series A Preferred Stock and Series B Preferred Stock, hereby consent that the rights under Section 3 of the Prior Agreement shall not apply to ( i) the issuance of shares of Series C Preferred Stock pursuant to the Series C Agreement (ii) to the issuance of up to $5,000,000 principal amount of 6% convertible promissory notes and the C Bridge Financing Warrants and (iii) the Placement Agent's Warrants.

          3.6  Termination of Prior Agreement. The Investors, who hold a
               ------------------------------
majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, hereby agree that all rights under the Prior Agreement are hereby terminated and superseded by the rights provided under this Agreement, which Agreement supersedes and replaces the Prior Agreement in its entirety.


     4.   Assignment of Rights.  The rights granted pursuant to this Agreement
          --------------------
may be assigned by a Shareholder or its transferee upon sale or transfer (other than a sale to the public) of at least 250,000 shares of Registrable Securities (as adjusted for stock dividends, stock splits, recapitalizations and the like) held by a Shareholder, or in connection with any transfer or assignment by a Shareholder of any number of shares to (a) any partner, retired partner or shareholder of such Shareholder or any transfer to spouses and ancestors, lineal descendants and siblings of such partners or shareholders or spouses who acquire Registrable Securities by gift, will, intestate succession or otherwise or (b) to any affiliate of a Shareholder (as the term "affiliate" is defined under Regulation D of the Securities Act), provided that such rights may not be assigned to a transferee which the Company reasonably believes is a competitor or intends to become a competitor of the Company and provided further that the Company is given prompt notice of such transfer and any such transferee shall agree to become subject to the obligations of the Shareholders under this Agreement.

     5.   Designated Default.  If the Company at any time or from time to time
          ------------------
(a) fails to satisfy the covenant set forth in Section 2.7 or (b) fails to redeem all Redemption Shares (as defined in Article III, Section 7 of the Company's Restated Articles of Incorporation as required under Article III,
Section 7 of the Company's Restated Articles of Incorporation, the Shareholders holding 66 2/3% of the shares of Preferred Stock shall have a right to declare a default by the Company (a "Designated Default") by delivery of written notice to the Company. Upon the declaration of a Designated Default, the authorized number of directors comprising the Company's Board of Directors shall be increased and such additional directors shall be elected in accordance with Section 3(c) of the Company's Restated Articles of Incorporation.

     6.   Miscellaneous.
          -------------

          6.1  Amendment or Waiver.  Any term of this Agreement may be amended
               -------------------
and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and Holders holding at least a majority of the outstanding Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the parties hereto and their successors and assigns, provided that no amendment, waiver or modification may discriminate against a Holder without such Holder's consent.

          6.2  Governing Law.  This Agreement shall be governed in all respects
               -------------
by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

          6.3  Entire Agreement.  This Agreement constitutes the full and entire
               ----------------
understanding and agreement between the parties with respect to the subject hereof and it supersedes, merges, and renders void any and all prior understandings and/or agreements, written or oral, with respect to such subject matter.

          6.4  Notices.  All notices and other communications required or
               -------
permitted hereunder shall be in writing and shall be personally delivered, mailed by certified or registered mail, postage prepaid, or delivered by overnight delivery or express courier, addressed to the Holders at their addresses shown on the records of the Company or, to the Company, at its principal executive office, or at such other address as the Company or any Holder shall hereafter furnish in writing. All notices that are mailed shall be deemed delivered five (5) days after deposit in the United States mail.

          6.5  Severability.  In case any provision of this Agreement shall be
               ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          6.6  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          6.7  Attorney's Fees.  If any legal action is necessary to enforce or
               ---------------
interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                              COBALT NETWORKS, INC.


                              By:__________________________________________

                              Title:_______________________________________


                              PURCHASERS:

                              _____________________________________________
                                          [print name of Purchaser]



                              By:__________________________________________

                              Title:_______________________________________


                              INVESTORS:

                              _____________________________________________
                                               [print name of Investor]


                              By:__________________________________________

                              Title:_______________________________________

                                  Schedule A
                                  ----------

                             List of Shareholders
                             --------------------

Investors:
---------

Series A Preferred Stock:
------------------------

Chase Venture Capital Associates, L.P.
TechFund Capital, L.P.
TechFund Capital Management, LLC
Steve Stephansen
George W. & Nancy E. Jones Family Trust dtd 12/13/93
Mason S. Brutschy
Donald R. & Marguerite E. Shriner Trust dtd 4/28/95
George S. Taylor
Exis, Inc.
John B. Montgomery
Vanguard V, L.P.
GCA Investments 97
Aditya Guleri
Shailly Guleri
Brian J. & Susan K. Currie Family Trust
Mitsui Comtek Corp.
Mary T. Lee
Sobrato 1979 Revocable Trust
Casey Cho
Lawrence Clark
Vivek Mehra

Series A Preferred Stock Warrants:
---------------------------------

Brian J. & Susan K. Currie Family Trust
Steve Stephansen
George W. & Nancy E. Jones Family Trust dtd 12/13/93
Mason S. Brutschy
Donald R. & Marguerite E. Shriner Trust dtd 4/28/95
George S. Taylor
Exis, Inc.
Aditya Guleri
Shailly Guleri
John B. Montgomery
Gordon Campbell
Mary T. Lee
Sobrato 1979 Revocable Trust
Casey Cho
Lawrence Clark

Series B Preferred Stock:
------------------------

Chase Venture Capital Associates, L.P.
Crystal Internet Venture Fund, L.P.
TechFund Capital, L.P.
NTT Leasing (U.S.A.), Inc.
Innovacom
Vanguard V, L.P.
Stephen DeWitt
Dave Bellett
Don Bell
Rich Christopher
Kenton D. Chow
Steve Stephansen
George W. & Nancy E. Jones dtd 12/13/93
Mason S. Brutschy
Aditya Guleri
Shailly Guleri
Brian J. & Susan K. Currie Family Trust
Mary T. Lee
Sobrato 1979 Revocable Trust
Casey Cho

Series B Preferred Stock Warrants:
---------------------------------

Stephen DeWitt
Vanguard V, L.P.
Techfund Capital, L.P.

SCHEDULE OF PURCHASERS
----------------------



Chase Venture
Capital Associates, L.P.
380 Madison Avenue, 12th floor
New York, NY 10017

Crystal Internet Venture Fund, L.P.
1120 Chester Avenue, Suite 310
Cleveland, OH 44114

TechFund Capital, L.P.
111 West Evelyn Avenue, Suite 101
Sunnyvale, CA 94086

TechFund Capital Management, LLC
111 West Evelyn Avenue, Suite 101
Sunnyvale, CA 94086

NTT Leasing (U.S.A.), Inc.
C/oC/o The Prentice-Hall Corporation System, Inc.
1013 Center Road
Wilmington, Delaware 19805-1297

Nissho Electronics/Nissho Electronics Corporation
Attn: Hiroya Ishida
3-1Tsukiji 7, Chome
Chuo-ku, Tokyo 104
Japan

INNOVACOM
23 Rue Royale
75008 Paris
France

Vanguard V, L.P.
525 University Avenue, Suite 600
Palo Alto, CA 94301

Stephen W. DeWitt
Cobalt Networks, Inc.
440 Ellis St.
Mountain View, CA 94043

Kenton Chow
Cobalt Networks, Inc.
440 Ellis St.
Mountain View, CA 94043

George Korchinsky
Cobalt Networks, Inc.
555 Ellis St.
Mountain View, CA 94043

SPLZ One Partners, LLC
58 Hamlet
East Amherst, New York 14501

ABS Employees Venture Fund Limited Partnership
c/o Richard  O'Connell
1 South Street
Baltimore, MD  21202 .

August Capital
c/o Dave Marquardt
2480 Sand Hill Road, Suite 101
Menlo Park, CA 94025-6940

Balruddery Investments
c/o Robert  Simpson
Grosvenor Gardens House
35/37 Grosvenor Gardens
London, SW1W OBS.

Crown Advisors LTD
c/o David  Bellet
The Lincoln Building
60 East 42nd St., Suite 3405
New York, NY  10165.

Essex Private Placement Fund, L.P.
c/o Susan  Stickells
125 High Street,  29th Floor
Boston, MA  02108

GE Investments
c/o Patrick J. McNeela
3003 Summer Street, 6th Floor
Stamford, CT  06907

GGEP Coinvestment Partners, LLC
c/o Stephen A. Gilbert (Gilbert Global)
785 Smith Ridge Road
New Canann, CT  06840

HLM/CB Fund LP
c/o Al  Wiegman
222 Berkeley Street, 25th Floor
Boston, MA  02116

Seligman Communications and Information Fund, Inc.
c/o Kei  Yamamoto
100 Park Avenue, 7th Floor
New York, NY  10017

Oppenheimer Enterprise Fund
c/o Jay  Tracey
2 World Trade Center,34st Floor
New York, NY  10048-0081

Pequot Capital Management, Inc.
c/o Martin  Hale
535 Madison Avenue, 25th floor
New York, NY  10022

Rana Investment Company
c/o Najmul  Hasnain
PO Box 60148
Riyadh, Saudia Arabia

Van Wagoner Capital
c/o Garrett R. Van Wagoner
345 California Street, Suite 2450
San Francisco, CA  94104

Wakefield Partners, L.P.
c/o Steven  Ballentine
10 Avon Meadow Lane
Avon, CT  06001-3737

Williams, Jones & Associates
c/o William P. Jones
717 Fifth Avenue, Suite 2400
New York, NY  10022

HBA Partnership
c/o Herman  Abbott
2 North Breaker Road, #S-42
Palm Beach, FL 33480

Cameron Baker
Russ Building
235 Montgomery Street, Suite 3000
San Francisco, CA  94104

Howard Balter
1024 Reads Lane
Far Rockaway, NY  11691

Richard Berkeley
110 Castlewood Road
Baltimore, MD  21210

Pictet & Cie
c/o M. Allemann
29 bd Georges - Favon
Geneva, 1204 Switzerland

Nicolas H. Felzen & Anthony S. Felzen JT
c/o Paul  Felzen
545 Madison Ave., 4th Floor
New York, NY  10022

Anthony S. Felzen & Nicholas H. Felzen
c/o Paul  Felzen
545 Madison Ave., 4th Floor
New York, NY  10022

Robert S. Coleman
One Maritime Plaza, Suite 2535
San Francisco, CA  94111

Vinod Gupta Revocable Trust
c/o Doug Person
5711 S. 86th Circle
Omaha, NE  68127

The Hobe Sound Company
c/o Robert  Hemmes
11844 Old Dixie Hwy
Hobe Sound, FL  33455

David Mimran/SAF
c/o Sam  Lahoud
16 Brookside Road
Maplewood, NJ  07040

Jean Claude Mimran
c/o Sam  Lahoud
16 Brookside Road
Maplewood, NJ  07040

H. Mark Lunenburg
11 Whitehall Place
Farmington, CT  06032

Ruthy Parnes
882 E. 23rd Street
Brooklyn, NY  11210

Sherwood Manor Partners
c/o John C. Pohlhaus
16 Exuma Terrace
Key Largo,  FL  33037

Philip Rueppel
3271 Jackson Street
San Francisco, CA  94118

Stewart Sonnenfeldt
1448 Cortez Avenue
Burlingame, CA  94010

Pacific Asset Partners
c/o Robert  Stafford
222 Kearny Street, Suite 204
San Francisco, CA  94108

Plough Penney Partners
c/o Judson  Traphagen
270 Lafayette Street, Suite 1301
New York, NY  10012

George Underwood
3804 Maplewood
Dallas, TX  75205

Raymond Wooldridge
P.O. Box 467549
Atlanta, GA  31146

Tennyson Private Placement Opportunity Fund
c/o Walpert Smullian & Blumenthal
Attn: Fred Walpart
29 West Susquehanna Avenue, 4th Floor
Baltimore, MD  21204

Wolfson Entities
c/o Aaron Wolfson
One State Street Plaza, 29th floor
New York, NY  10004 .

Morris Wolfson
One State Street Plaza, 29th floor
New York. NY  10004

Lee Schweichler
Schweichler Associates, Inc.
200 Tamal Vista, Building 200, Suite 100
Corte Madera, CA 94925

Casey Cho
7654 79th Avenue, S.E.
Mercer Island, WA 98040

Shailly Guleri
1235 Marlborough Rd.
Hillsborough, CA 94010

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Ronald M. Lott
C/o Jill Rubenstein
11342 Canyon View Circle
Cupertino, CA 95014

Sumy Augustein
666 Portofino Lane
Foster City, CA 94404


Holder of Warrants to Purchase Common Stock:
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BT Alex.Brown Incorporated

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